As filed with the Securities and Exchange Commission on April 15, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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O2MICRO INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)
Grand Pavilion Commercial Centre
West Bay Road, P.O. Box 32331
Grand Cayman KY1-1209, Cayman Islands
(345) 945-1110
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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O2Micro International Limited 2015 Share Incentive Plan

(Full title of the plans)

Sterling Du

Chief Executive Officer

O2Micro International Limited

c/o O2Micro, Inc.

3118 Patrick Henry Drive

Santa Clara, California 95054

(408) 987-5920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered(1)	Amount to be registered (2), (3)	Proposed maximum offering price per unit (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
O2Micro International Limited 2015 Share Incentive Plan	Ordinary Shares, $0.00002 par value	100,000,000 shares	$0.03	$ 3,000,000.00	$ 302.10

(1)	The ordinary shares (“Shares”) of O2Micro International Limited (the “Registrant”) registered hereby may be represented by the Registrant’s American Depositary Shares, each of which represents 50 Shares. American Depositary Shares issuable upon deposit of the Shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2005 (File No. 333-129523).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such Shares as may become issuable pursuant to the adjustment provisions of the O2 Micro International Limited 2015 Share Incentive Plan (the “2015 Plan”).

(3)	Pursuant to Instruction E to the General Instructions to Form S-8, a filing fee is only being paid with respect to the registration of 100,000,000 Shares under the 2015 Plan. The Registrant previously registered an aggregate of 300,000,000 Shares for issuance under the Company’s 2005 Share Option Plan and 2005 Share Incentive Plan (the “2005 Plans”) pursuant to Registration Statements on Form S-8 (Registration No. 333-162489 and 333-132251), and the registration fees were previously paid for the 1,155,703 Shares that are being reallocated from the 2005 Plans to the 2015 Plan.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 100,000,000 Shares has been determined on the basis of the average of the high and low prices reported for the Registrant’s American Depositary Shares as quoted on the Nasdaq Global Select Market on March 11, 2016, or $1.48. Using a ratio of 1 American Depositary Share to 50 Shares, each Share would have a value of $0.03.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide all participants in the Plan with document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)     The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the Commission on April 30, 2015;

(b)     The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on January 7, 2016 and January 27, 2016;

(c)     All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(d)     The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 16, 2000, as amended on November 23, 2005 and March 2, 2006, under the Exchange Act, including any future amendment or report filed for the purpose of updating such description, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that a provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them. The Registrant currently maintains a director and officer insurance policy and may continue to do so in the future.

The terms of the 2015 Plan also provide for indemnification of the officers, directors and employees of the Registrant and its affiliates for any good faith action taken or failure to act under or in connection with the 2015 Plan.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Memorandum and Articles of Association, as amended, of the Registrant (incorporated by reference to Exhibit 1 to the Annual Report on Form 20-F filed by the Registrant on April 30, 2015).
4.2	Specimen Share Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form 8-A filed on November 23, 2005).
4.3	Form of Deposit Agreement among the Registrant, The Bank of New York, as depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).
4.4	Specimen American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).
4.5*	O2 Micro International Ltd. 2015 Share Incentive Plan
5.1*	Opinion of Maples and Calder as to the legality of the securities being registered.
23.1*	Consent of Deloitte & Touche, independent registered accounting firm.
23.2*	Consent of Maples and Calder (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

______________________
*     Filed herewith.

Item 9.     Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on April 15, 2016.

O2Micro International Limited

By:	/s/ Sterling Du
	Name:	Sterling Du
	Title:	Chief Executive Officer, Director and Chairman of the Board

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Sterling Du his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities and on this 15th day of April, 2016.

Signature	Capacity

/s/ Sterling Du	Chief Executive Officer, Director and Chairman of the Board
Sterling Du	(Principal Executive Officer)

/s/ Chuan Chiung “Perry” Kuo	Chief Financial Officer, Joint Secretary and Director
Chuan Chiung “Perry” Kuo	Principal Financial and Accounting Officer)

/s/ James Keim	Director and Head of Marketing and Sales
James Keim

/s/ Michael Austin	Director
Michael Austin

/s/ Lawrence Lin	Director
Lawrence Lin

/s/ Ji Liu	Director
Ji Liu

/s/ Teik Seng Tan	Director
Teik Seng Tan

/s/ Shoji Akutsu	Director
Shoji Akutsu

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Memorandum and Articles of Association, as amended, of the Registrant (incorporated by reference to Exhibit 1 to the Annual Report on Form 20-F filed by the Registrant on April 30, 2015).
4.2	Specimen Share Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form 8-A filed on November 23, 2005).
4.3	Form of Deposit Agreement among the Registrant, The Bank of New York, as depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).
4.4	Specimen American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).
4.5*	O2 Micro International Ltd. 2015 Share Incentive Plan
5.1*	Opinion of Maples and Calder as to the legality of the securities being registered.
23.1*	Consent of Deloitte & Touche, independent registered accounting firm.
23.2*	Consent of Maples and Calder (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

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*     Filed herewith.

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